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                                                                    EXHIBIT 99.2

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Existing Notes being tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at DTC pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with one or more properly completed and duly executed letters of transmittal/or facsimile thereof or Agent's Message in lieu thereof and any other documents required by the Letter of Transmittal within five business days after the Expiration Date.

Name of Firm:
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Address:
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Area Code & Telephone No.:
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Authorized Signature

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Name (Please Type or Print)

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Title

----------------------------------------------- , 2000
Date

NOTE: DO NOT SEND CERTIFICATES OF EXISTING NOTES WITH THIS FORM. CERTIFICATES OF EXISTING NOTES SHOULD BE SENT ONLY WITH A COPY OF THE LETTER OF TRANSMITTAL.